Exhibit 23.2

CONSENT OF INDEPENDENT AUDITOR

We hereby consent to the use in this Registration Statement on Form F-4 of JX Holdings, Inc. of our report dated August 1, 2016 relating to the financial statements of TonenGeneral Sekiyu K.K. and subsidiaries as of December 31, 2015, 2014 and January 1, 2014 and for each of the two years in the period ended December 31, 2015, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers Arata LLC

November 21, 2016